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                                                        EXHIBIT 10.26


                              GCR HOLDINGS LIMITED

                  AMENDED AND RESTATED 1995 SHARE OPTION PLAN

1.  Establishment.

        GCR Holdings Limited (the "Company") hereby adopts this GCR Holdings Limited 1995 Share Option Plan, the purpose of which is to enable the Company and its subsidiaries to provide certain key employees with an additional incentive to contribute to the success of the Company by giving them an opportunity to acquire a proprietary interest in the Company.

2.  Definitions.

        The following terms shall have the respective meanings assigned to them as used herein:

        (a) "Appraised Value" shall mean (1) the result of dividing (A) the shareholders' equity attributable to the Company's Ordinary Shares on a fully diluted basis, as determined by the latest audited consolidated financial statement of the Company, by (B) the total number of the Company's Ordinary Shares on a fully diluted basis, or (2) the public market value of one Ordinary Share, if the Company's Ordinary Shares are publicly traded, which shall be equal to (i) the closing price of an Ordinary Share on the principal securities exchange on which the Ordinary Shares are listed or, if not so listed, as traded in the NASDAQ National Market, if traded therein, on the date of determination, or
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(ii) if the Ordinary Shares are not so listed or traded, the average of the bid and asked prices of an Ordinary Share as otherwise quoted on the NASDAQ system or any successor system in use on the most recent date prior to the date of determination on which such quoted prices exist.

        (b)     "Board" shall mean the Board of Directors of the Company.

        (c) "Cause" shall mean the willful and continued failure of a Participant to substantially perform his duties as an employee of the Company or its subsidiaries; gross misconduct, material dishonesty or fraud by a Participant in connection with the business of the Company and its subsidiaries; the habitual abuse of any substance (such as narcotics or alcohol) by a Participant; or the conviction for, or pleading guilty or nolo contendere to, an act constituting a felony.

        (d)     "Committee" shall mean the Compensation Committee of the Board.

        (e) "Disability" shall mean the inability of a Participant, for reasons of health, to carry out the functions of his duties for the Company or its subsidiaries for a total of six months during any twelve-month period.

        (f) "Good Reason" shall mean a substantial reduction in a Participant's salary, the demotion of a


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Participant, or a material reduction in the Participant's duties.

        (g) "Option" shall mean an option to purchase Ordinary Shares granted under the Plan.

        (h) "Ordinary Shares" shall mean the Company's ordinary redeemable shares of U.S. $0.10 per share.

        (i) "Participant" shall mean an employee of the Company or its subsidiaries who has been granted an Option.

        (j)  "Plan" shall mean this GCR Holdings Limited 1995 Share Option Plan.

        (k) "Retirement" shall mean retirement from employment with the Company and its subsidiaries upon attaining age 65, or such earlier age agreed to by the Committee.

        (l) "Return on Equity" shall mean the result, expressed as a percentage, or dividing (1) consolidated net income of the Company for a fiscal year, as determined in accordance with U.S. generally accepted accounting principles, after taxes, by (2) the average of shareholders' equity attributable to the Company's Ordinary Shares on a fully diluted basis at year-end for each of the two most recently ended fiscal years, as determined by reference to the two most recent year-end audited consolidated financial statements of the Company. The Committee, in its discretion, may adjust



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    Return on Equity for a fiscal year for purposes of the Plan to exclude unusual or non-recurring items of income and expense.

3.  Plan Administration.

        3.1. Authority. The Plan shall be administered by the Committee, which shall have full power and authority to interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, to determine the terms of Options to be issued under the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company and to make all other determinations necessary or advisable for the administration of the Plan.

        The Committee shall determine the time or times at which Options shall be granted, the number of Options to be granted to each Participant, the duration of each of the Options and the time or times within which (during the term of such Options) all or a portion of each of the Options may be exercised.

        3.2. Decisions are Final and Conclusive. The determination of the Committee as to any question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its shareholders and persons having any interest in the Options.


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4.  Eligibility.

        All key employees of the Company and its subsidiaries are eligible for the grant of options by the Committee.

5.  Shares Subject to the Plan.

        5.1. Number. The aggregate number of Ordinary Shares, which shall be authorized but unissued Ordinary Shares, that may be subject to Options and that may be granted under the Plan as restricted Ordinary Shares shall not exceed in the aggregate 300,000 (which shall be adjusted to 1,500,000 to give effect to the five-for-one split of Ordinary Shares to be implemented by way of a share dividend, to be effected immediately prior to and in connection with the Company's initial public offering; such adjustment shall occur automatically, without further action, upon effectiveness of such split).

        5.2. Adjustment in Capitalization. If there is any change in the number or nature of outstanding shares of the Company's capital stock by reason of a share dividend, recapitalization, merger, consolidation, scheme of arrangement, share split, combination or exchange, share repurchase or otherwise, or if there is any non-cash distribution in respect of any such shares, which in any such case has a dilutive or anti-dilutive effect on the Ordinary Shares, the number of Ordinary Shares subject to each outstanding Option, the exercise price thereof and/or other


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terms thereof shall be appropriately adjusted by the Committee, and appropriate adjustment shall be made by the Committee in respect of all unvested restricted Ordinary Shares granted to the Option holder pursuant to the next paragraph and then held by him, so as to restore the Option holder to his rights thereunder and hereunder, provided that with respect to any such Option that was granted pursuant to Section 6.1 as an incentive stock option, the Committee may in its discretion not make the foregoing adjustments to the extent that the treatment of such Option as an incentive stock option under Section 422 of the U.S. Internal Revenue Code would be impaired thereby.

        A Participant who is granted an Option under the Plan shall also (but without duplication of any adjustment made pursuant to the preceding paragraph) be granted restricted Ordinary Shares with respect to an amount (the "Applicable Dividend Amount") that is equal to 30% of the sum of (A) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before the exercise of the Option that would have been paid or payable to the Participant in respect of the Ordinary Shares which are the subject of the Option had they been held by the Participant at such time and
(B) all cash dividends that are declared by the Company and paid or payable to shareholders of record as of a time before any restricted Ordinary Shares granted pursuant to clause (A) above become


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vested and that would have been paid or payable to the Participant in respect of such unvested restricted Ordinary Shares had they been vested at such time. The number of restricted Ordinary Shares to be granted to a Participant each time a dividend is paid shall be equal to the Applicable Dividend Amount for such Participant divided by the Appraised Value of one Ordinary Share on the date the dividend is paid, as determined by the Committee. Such restricted Ordinary Shares shall be subject to the same vesting rules under Section 6.3 as the Option pursuant to which it is related (based on the date of issuance of the restricted Ordinary Shares) and shall be forfeited to the extent not vested upon the termination, for whatever reason, of the Participant's employment with the Company and its subsidiaries. In addition, the Participant may be required to enter into a written agreement with respect to such restricted Ordinary Shares containing such terms as the Committee deems appropriate, including the covenants referred to in Section 6.4.

6.      Terms and Conditions of Options.

                6.1. Grant of Options. The Committee shall determine from time to time the key employees of the Company and its subsidiaries who shall be granted Options (either incentive stock options, within the meaning of Section 422 of the United States Internal Revenue Code, or non-statutory options) and the number of Ordinary Shares which shall be

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subject to each Option. In no event will the total number of Ordinary Shares which may be subject to Options granted under the Plan in any fiscal year of the Company exceed a percentage (hereinafter referred to as the "Maximum Yearly Percentage") of the aggregate number of Ordinary Shares specified in Section
5.1 determined by a combination of short-term and long-term Company performance.

        Short-term Company performance will determine one-third of the Maximum Yearly Percentage and will be based on Return on Equity for the fiscal year for which the Options are granted. Long-term Company performance will determine two-thirds of the Maximum Yearly Percentage and will be based on the average Return on Equity for such fiscal year and the two immediately preceding fiscal years; provided, however, that for the fiscal year ended September 31, 1995 long-term performance will be based on the average Return on Equity for such fiscal year and the preceding fiscal year.

        Set forth below is the determination of the Maximum Yearly Percentage based on short-term and long-term Company performance for the applicable Return on Equity. The total Maximum Yearly Percentage is equal to the sum of the applicable percentages as determined below.



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
                        Maximum Yearly Percentage
                                 Based on
                         Short-Term      Long-Term
Return on Equity        Performance     Performance
- ----------------        -----------     -----------
Below  8%                         0               0
 9% - 12%                       2.0             4.0
13% - 16%                       4.0             8.0
17% - 20%                       6.0            12.0
21% - 24%                       8.0            16.0
25% and above                  10.0            20.0

        6.2. Exercise Price. Except as provided in Section 5.2, the exercise price for each Option shall be equal to the Appraised Value of an Ordinary Share on the date of grant as determined by the Committee.

        6.3. Vesting. Unless determined otherwise by the Committee, twenty-five percent (25%) of the Options granted under the Plan shall vest and become exercisable on each of the next four anniversaries of the date of grant of the Options.

        In addition, all Options shall vest immediately and become exercisable in the event of a "Change of Control", which shall be deemed to occur if (i) any "person" (as such term is defined in Section 3(a)(9) and as used in Sections 13(d) and 14(d) of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act")), excluding the Company or any of its subsidiaries, a trustee or any fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, an underwriter temporarily holding securities pursuant to an offering of such securities or a corporation owned, directly or


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indirectly, by shareholders of the Company in substantially the same proportion as their ownership of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% of more of the combined voting power of the Company's then outstanding securities ("Voting Securities"); (ii) during any period of not more than two years, individuals who constitute the Board as of the beginning of the period and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i) or (iii) of this sentence) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at such time or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (iii) the shareholders of the Company approve a merger, consolidation or reorganization or a court of competent jurisdiction approves a scheme of arrangement of the Company, other than a merger, consolidation, reorganization or scheme of arrangement which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at

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least 50% of the combined voting power of the Voting Securities of the Company or such surviving entity outstanding immediately after such merger, consolidation, reorganization or scheme of arrangement; or (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

        6.4. Option Agreement. Each Option granted under the Plan shall be evidenced by a written share option agreement setting forth the terms under which the Option is granted.

        6.5. Term of Options. All rights to exercise an Option shall expire not later than ten years from the date on which such Option is granted.

        6.6. Nontransferability. No Option, and no unvested restricted Ordinary Share issued pursuant to the Plan, shall be assignable or transferable, and no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant, except by will or the laws of descent and distribution. Each Participant shall become a party to the Company's Amended and Restated Shareholders' Agreement, which is to become effective immediately prior to the closing of the Company's proposed initial public offering, by executing and delivering to the Company such documentation as the Company reasonably may


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request (which may subject the Options and any securities acquired pursuant to
Options to the transfer restrictions set forth in such agreement), promptly after such agreement becomes effective.

        6.7. Other Terms and Conditions. Options may contain such other terms, conditions and restrictions, which shall not be inconsistent with the provisions of the Plan, as the Committee shall deem appropriate.

7.  Exercise of Options.

        7.1. Written Notice. A Participant who wishes to exercise an Option, or a portion of an Option, shall give written notice thereof to the Company. The date the Company receives such notice shall be considered as the date such Option was exercised as to the Ordinary Shares specified in such notice.

        7.2. Payment. A Participant who exercises an Option shall pay to the Company at the date of exercise and prior to the delivery of the Ordinary Shares for which the Option is being exercised (i) the aggregate exercise price of all Ordinary Shares pursuant to such exercise of the Option and (ii) an amount equal to the income and other taxes, if any, required to be withheld and paid by the Company as a result of such exercise, unless such taxes are withheld or otherwise collected from the Participant. All payments shall be made by check payable to the order of the Company.


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        7.3.  No Privileges of Shareholder. A Participant shall not have any of the rights or privileges of a shareholder of the Company with respect to the Ordinary Shares subject to an Option (or any unvested restricted Ordinary Shares) unless and until such Ordinary Shares have been duly issued and (if applicable) vested and have been registered in the Participant's name.

8.  Termination of Employment.

        8.1. Unvested Options. Each unvested Option shall terminate upon the termination, for whatever reason, of the Participant's employment with the Company and its subsidiaries.

        8.2. Vested But Unexercised Options. Upon the termination of the Participant's employment with the Company and its subsidiaries for any reason other than the Participant's death or Disability, the Participant shall have 90 days in which to exercise any Options which were vested but unexercised as of the date of such termination. In the event of the Participant's death or Disability, the Participant or his estate or legal representative, as applicable, shall have six months from the date of the Participant's death or Disability in which to exercise any vested but unexercised Options.

9.  Duration.

        The Plan shall remain in effect for a period of five years after the effective date of the Plan, unless


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sooner terminated by the Board. Options theretofore granted may extend beyond that date in accordance with the provisions of the Plan.

10. No Right to Employment.

        Nothing contained in the Plan or in any option agreement shall give a Participant any right to continue employment with the Company or its subsidiaries.

11. Amendment.

        The Board may amend the Plan from time to time, provided that no amendment which increases the aggregate number of Ordinary Shares that may be issued under the Plan may be made without the approval of the Company's shareholders.

12. Government Regulations.

        The Plan, the grant and exercise of Options hereunder, the obligation of the Company to sell and deliver Ordinary Shares pursuant to such Options, the grant of restricted Ordinary Shares and the Company's right or obligation to purchase Ordinary Shares pursuant to Section 8.3 above shall be subject to all applicable laws, rules and regulations, and to any required approvals by any governmental agencies.

13. Effective Date.

        The Plan was originally effective as of September 30, 1995. This amendment and restatement of the Plan is effective as of April 18, 1996.


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